THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) is made and entered into as of March 6, 2013, by and between POINT RICHMOND R&D ASSOCIATES, a California limited partnership (“Landlord”), and TRANSCEPT PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”) with reference to the following facts:
A.    Landlord and Tenant are parties to that certain lease dated as of February 22, 2006, (the “Original Lease”), as supplemented by that certain Lease Addendum dated as of December 18, 2006, as amended by that certain First Amendment to Lease dated as of June 27, 2007 (the “First Amendment”), and as amended by that certain Second Amendment to Lease dated as of February 20, 2009 (the “Second Amendment”) (the Original Lease as amended by the First Amendment and the Second Amendment, the “Existing Lease:” and the Exiting Lease as modified by this Third Amendment, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant Suite 110 which is acknowledged to contain 11,836 rentable square feet and as more particularly shown on Exhibit A (“Suite 110”) and Suite 130 which is acknowledged to contain 2,802 rentable square feet and as more particularly shown on Exhibit A (“Suite 130”) (collectively, the “Premises”) each of which are located on the ground floor of the building with an address of 1003 West Cutting Boulevard, Richmond, California (the “Building”).
B.    Landlord and Tenant acknowledge that the PRII Lease (as defined in the Second Amendment) has terminated and is no longer in effect.
C.    Landlord and Tenant now desire to modify and amend the Existing Lease to, among other things, renew the Term as to Suite 110 and provide for the surrender of Suite 130, as more particularly set forth below.
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Scope of Third Amendment and Defined Terms. Except as expressly provided in this Third Amendment, the Lease shall remain in full force and effect. Capitalized terms used in this Third Amendment not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. References in the Existing Lease to the “Lease” shall be references to the Existing Lease as modified by this Third Amendment.
2.    Lease Term. The parties acknowledge that the Term of the Existing Lease is scheduled to expire on May 31, 2013. Notwithstanding the foregoing, Landlord and Tenant agree that the Term, as to Suite 110 only, is hereby extended through May 31, 2014, unless sooner terminated in accordance with the terms and conditions of the Lease. “Term” as used in the Lease shall include any extensions thereof pursuant to the terms of the Lease (including, without limitation, the Addendum to this Third Amendment).

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3.    Delivery of Suite 130 and FF&E.

(a)
The Term as to Suite 130 shall expire on May 31, 2013 (the “Surrender Date”). On or prior to the Surrender Date, Tenant shall vacate and surrender Suite 130 in the condition required for surrender under the terms of the Lease, including, without limitation, the requirements of Article 12. Any failure of Tenant to so surrender Suite 130 by the Surrender Date shall be governed by Article 13 of the Lease, as the same relates to Suite 130 (i.e., with appropriate pro-rations for square footage of the Suite 130 and the Rent applicable thereto). Following such surrender of the Suite 130, all references in the Lease to the “Premises” as used herein, and as used in the Lease, shall be deemed to refer to Suite 110 only.

(b)
In consideration of the sum of Ten Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, Tenant, hereby grants and conveys to Landlord, all of Tenant’s right, title and interest in and to the furniture, fixtures, art and equipment currently located in Suite 130 and as described in Exhibit B hereto (collectively, the “Transferred FF&E”). This grant and conveyance is made without warranty or representation by Tenant; provided that Tenant represents and warrants to Landlord that Tenant owns the Transferred FF&E free and clear of all liens and encumbrances.

4.    Base Rent. Commencing June 1, 2013 and continuing through the end of the Term, Tenant shall pay monthly Base Rent for the Premises (i.e., Suite 110) in accordance with the following schedule:

PERIOD	MONTHLY RATE/SF OF RENTABLE AREA	MONTHLY
June 1, 2013 - May 31, 2014	$2.10	$24,855.60
5.    Rent Adjustments. Effective as of June 1, 2013, the Base Year for the Premises shall be calendar year 2013, and Section 4.1 and 4.2 of the Existing Lease are hereby amended in their entirety to provide as follows:
4.1    RENT ADJUSTMENTS
Tenant shall pay to Landlord Rent Adjustments with respect to each calendar year after the Base Year as follows:

(1)
The Rent Adjustment Deposit representing Tenant’s Share of increases in Operating Expenses for the applicable calendar year after the Base Year, over Operating Expenses for the Base Year, monthly during the Term with the payment of Monthly Base Rent (Operating Expenses shall be calculated consistent with past practice).

1862335.6    2

(2)
The Rent Adjustment Deposit representing Tenant’s Share of increases in Taxes for the applicable calendar year after the Base Year over Taxes for the Base Year, monthly during the Term with the payment of Monthly Base Rent.

(3)
Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any calendar year shall be Tenant’s Share of the increase, if any, of Operating Expenses and Taxes for such year over Operating Expenses and Taxes for the Base Year.

(4)
Landlord shall reasonably allocate Operating Expenses and Taxes to the Building or Project as reasonably appropriate and Tenant’s Share of Operating Expenses and Taxes shall be applied with respect to the Building or Project, as reasonably appropriate.

(5)
In the event the average occupancy level of the Building or Project for the Base Year and/or any subsequent year is not one hundred percent (100%) of full occupancy, then the Operating Expenses and Taxes for such year which vary with occupancy shall be adjusted by the Landlord to reflect those costs which would have occurred had the Building or Project been one hundred percent (100%) occupied during such year.

4.2    STATEMENT OF LANDLORD
As soon as feasible after the expiration of each calendar year after the Base Year, Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:
(1)    Actual Operating Expenses and Taxes for the Base Year and the applicable calendar year;
(2)    The amount of Rent Adjustments due Landlord for the last calendar year, less credit for Rent Adjustment Deposits paid, if any; and
(3)    Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement; provided, however that Landlord shall not change the Rent Adjustment Deposit more than two (2) times in any one calendar year.
Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited against the Rent next coming due, or refunded to Tenant if the Term has

1862335.6    3

already expired provided Tenant is not in Default hereunder. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver and release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable calendar year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments, and Landlord’s obligation to refund overpayment of Rent Adjustments, survive the expiration or termination of the Lease.
6.    Security Deposit. Promptly following the execution hereof, the Security Deposit held by Landlord (which the parties acknowledge to be $38,309.20) shall be reduced by $13,453.60 (which amount shall promptly be refunded to Tenant), such that the total amount of the Security Deposit held by Landlord shall be Twenty Four Thousand Eight Hundred Fifty-Five and 60/100 Dollars ($24,855.60).
7.    Electrical Service. Tenant shall continue to be directly responsible to the utility provider for the electricity usage within Suite 110 pursuant to a direct utility meter maintained in Tenant's name.
8.    Janitorial Service. Notwithstanding anything to the contrary contained in the Lease, effective as of the Surrender Date Tenant shall contract directly and pay for all in-suite janitorial services for the Premises.
9.    Tenant’s Specialized Equipment. Landlord and Tenant acknowledge that Tenant has installed certain specialized Tenant Alterations, trade fixtures, and equipment at the Building, including without limitation, an air compressor, dust collection equipment, and a roof-mounted dust collector. In the event Landlord is the party performing the repairs and maintenance of any such items, then Tenant shall reimburse Landlord for all of Landlord’s actual costs incurred in connection therewith, plus a reasonable administrative fee. All such amounts shall be payable within fifteen (15) days following Landlord’s invoice therefor.
10.    Other Pertinent Provisions.

(a)	Tenant’s Share. Effective as of the Surrender Date, Tenant’s Share of the Building is stipulated to be 25.9% and Tenant’s Share of the Project is stipulated to be 10.0%.

(b)	Parking. Effective as of the Surrender Date, Tenant’s parking rights shall include up to 31 unreserved and 4 parking spaces marked as reserved on surface lots.

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(c)
Assignment and Subletting. Tenant shall have no further right to assign the Lease or sublet any part of the Premises except in the case of a Permitted Transfer (for which the provisions of the Existing Lease shall apply); provided, however that if Tenant exercises its Extension Option as provided in Section 1 of the Addendum to this Third Amendment, then Tenant’s right to assign or sublease shall be governed by the terms and conditions contained in Article 10 of the Existing Lease.

(d)
Day Porter Service. Until such time as Tenant provides Landlord with written notice that it no longer wishes for day porter service for the first floor restrooms, Tenant shall reimburse Landlord for fifty percent (50%) of the cost of such day porter service for the first floor restrooms.

(e)
Surrender of Premises. Landlord and Tenant acknowledge and agree that if, as of the expiration or earlier termination of the Term, the laboratory improvements in Suite 110 have not been removed and the affected areas converted of general office space and the laboratory related equipment has not been removed from the roof of the Building, then Tenant’s obligations under Article 12 of the Original Lease shall include satisfaction of the requirements identified on Exhibit C hereto.

(f)
Addendum to Lease. Landlord and Tenant agree that, effective as of the date of this Third Amendment, the entire Addendum attached to and made part of the Existing Lease (as modified by the Second Amendment) is hereby deleted in its entirety and replaced with the Addendum attached hereto.

11.    Condition of Premises. Tenant acknowledges that it has been, and continues to be, in possession of Suite 110, is familiar with the condition of Suite 110 and continues to occupy Suite 110 in its “as is, where is” condition, with all faults, without any representation, warranty or improvement by Landlord of any kind whatsoever.
12.    Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Third Amendment other than Cushman & Wakefield of California, Inc. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents and the respective principals and members of any such agents harmless from any and all claims of any other brokers claiming to have represented Tenant in connection with this Third Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Third Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents and the respective principals and members of any such agents harmless from any and all claims of any brokers, claiming to have represented Landlord in connection with this Third Amendment.
13.    Waiver. No failure or delay by either party to insist upon the strict performance of any term, condition or covenant of this Third Amendment or to exercise any right, power or remedy of this Third Amendment or the Lease shall constitute a waiver of the same or any other term of

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this Third Amendment or the Lease or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.
14.    Representation and Acknowledgment. Tenant hereby acknowledges that, to Tenant’s current actual knowledge as of the date hereof, Landlord is not in default under any of its obligations under the Lease. Landlord hereby acknowledges that, to Landlord’s current actual knowledge as of the date hereof, Tenant is not in default under any of its obligations under the Lease.
15.    California Law. This Third Amendment shall be construed and governed by the laws of the State of California.
16.    Authority. This Third Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Each party warrants that each individual signing below on such party’s behalf is authorized to do so by such party and to bind such party to the terms of this Third Amendment.
17.    Entire Agreement; No Amendment. This Third Amendment, together with the Existing Lease, constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Third Amendment, and shall supersede all prior written and oral agreements concerning the subject matter. This Third Amendment may not be amended, modified nor otherwise changed in any respect, whatsoever, except by a writing duly executed by the authorized representatives of the parties. Except as amended by this Third Amendment, the Lease remains unchanged, and, as amended by this Third Amendment, the Lease is in full force and effect.
18.    Severability. If any provision of this Third Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Third Amendment shall not be affected and shall be enforced to the furthest extent permitted by law.
19.    Counterparts; PDF. This Third Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Third Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Third Amendment signed by the other party to the same extent as if such party had received an original counterpart.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment effective as of the day and year first above written.

1862335.6    6

TENANT:	LANDLORD:
TRANSCEPT PHARMACEUTICALS, INC., a Delaware corporation	POINT RICHMOND R&D ASSOCIATES, a California limited partnership
By: /s/ Glenn Oclassen Glenn Oclassen, CEO	By: /s/ Richard K. Robbins Richard K. Robbins Managing General Partner
By: /s/ Leone Patterson Leone Patterson, CFO

1862335.6    7

EXHIBIT A
Diagram of Suite 110 and Suite 130

SUITE 110
SUITE 130
1
2
3
4
5
6
7
A
B
C
D
E
F
G

HARLEY ELLIS DEVEREAUX

Drawing:
First Floor Layout

Project:
1003 W. Cutting Blvd.

0
10
20
30
60

N

1862335.6    A-1

"WAR ROOM"
CONFERENCE ROOM
SUITE 130
CUBICLE C6
CUBICLE C5
CUBICLE C4
CUBICLE C3
OFFICE 3
OFFICE 2
OFFICE 1
C7
C8
K
COPY
C2
C1
R

1862335.6    A-2

EXHIBIT B
Transferred FFE

Reception (Marked “R” on attached plan)
Cubicle with red desk chair
2 “visitors” waiting room chairs (birch wood/printed upholstery)
1 waiting room table
1 fabric wall hanging
1 coat rack
2 blue shredding bins
1 black trash can
1 three-drawer – under counter file cabinet (grey) w/key
1 two-drawer – under counter file cabinet (grey/red upholstered top) w/key
Office 1
1 modular desk/credenza/wall unit
1 two-drawer matching full-size file cabinet
1 two-door matching cabinet
1 high backed desk chair – birch wood/printed upholstery
2 visitors’ chairs – birch wood/printed upholstery
1 2’ x 3’ framed print
1 whiteboard
1 blue bin
1 trash can
Office 2
1 modular desk/credenza/wall unit
1 two-drawer matching full size file cabinet
2 matching bookcase units
1 high backed desk chair – birch wood/printed upholstery
2 visitors’ chairs – birch wood/printed upholstery
2 2’ x 3’ framed prints
1 whiteboard
1 blue bin
1 trash can
Corridor wall
2 2’ x 3’ framed prints

1862335.6    B-1

Office 3 (No desk chair)
1 modular desk/credenza/wall unit
1 two-drawer matching full size file cabinet
1 matching bookcase unit
2 visitors’ chairs (birch wood/printed upholstery)
1 2’ x 3’ framed print
1 whiteboard
1 blue bin
1 trash can
Three-drawer grey file cabinet outside Cubicles 1 and 2
Cubicle 1 (Marked “C1” on attached plan)
Desk unit under counter
1 two-drawer under counter file cabinet grey with red upholstered top w/key
1 two-drawer under counter file cabinet grey w/key
1 red desk chair
1 blue bin
1 trash can
1 whiteboard
Cubicle 2 ( Marked “C2” on attached plan)
Desk unit
1 three-drawer – under counter grey file cabinet
1 two-drawer – under counter grey file cabinet w/red upholstered top
1 red desk chair
1 two-drawer “long drawer” grey under counter file cabinet
1 trash bin
1 whiteboard
Cubicle 3 (Marked “C3” on attached plan)
Desk unit
1 three-drawer under counter grey file cabinet
1 two-drawer under counter grey file cabinet w/red upholstered top
1 red desk chair
Cubicle 4 (Marked “C4” on attached plan)
Desk unit
1 three-drawer under counter grey file cabinet
1 two-drawer under counter grey file cabinet w/red upholstered top
1 red desk chair
4 modular shelves
1 under-desk shelf
1 blue bin
1 trash bin

1862335.6    B-2

Cubicle 5 (Marked “C5” on attached plan)
Desk unit
1 two-drawer grey file cabinet
1 two-drawer grey file cabinet w/red upholstered top w/key
1 red desk chair
4 modular shelves
1 under-desk shelf
1 blue bin
1 trash bin
Cubicle 6 (Marked “C6” on attached plan)
Desk unit
1 three-drawer grey file cabinet
1 red desk chair
4 modular shelves
1 under-desk shelf
1 blue bin
1 trash bin
1 whiteboard
Cubicle 7 (Marked “C7” on attached plan)
Desk unit
2 two-drawer grey under counter file cabinets
1 two-drawer grey file cabinet w/red upholstered top w/key
1 four-shelf bookcase – birch
1 red desk chair
1 under-desk shelf
1 whiteboard
Cubicle 8 (Marked “C8” on attached plan)
Desk unit
1 three-drawer grey under counter file cabinet
1 two-drawer grey under counter file cabinet w/red upholstered top
1 red desk chair
1 under-desk shelf
1 whiteboard
“Open” area – seven (7) large, four-drawer grey file cabinets
Three (3) three-drawer grey file cabinets w/birch top

1862335.6    B-3

Kitchen (Marked “K” on attached plan)
2 2’ x 3’ framed prints
2 white microwaves
1 round table w/three red chairs
1 toaster
1 coffee “service”
Copy Room (Marked “Copy” on attached plan)
2 light wood tall storage cabinets w/locks
1 2’ x 3’ framed print
1 tall metal trash can
1 black wire trash can
1 blue can
Conference Room (War Room)
Conference table
Eight (8) red chairs (wheeled)
Whiteboard (6’ x 4’)
Coat rack
Clock
Projector
Credenza
2 2’ x 3’ framed prints
Modular work station w/two “guest” stations
2 red chairs
2 blue bins
2 trash bins

1862335.6    B-4

EXHIBIT C
Surrender Obligations

Generally

All maroon colored laboratory casework, including but not limited to fume hoods, base cabinets, chemical storage racks, glassware storage cabinets, counters tops, wall cabinets, and solvent / flammable storage cabinets shall remain in place. All such items shall be thoroughly decontaminated by an appropriately qualified and certified contractor approved by Landlord and a decontamination certificate shall be provided to Landlord upon completion of the work. All adhesive labels on casework, cabinets and drawers to be carefully removed and any adhesive residue removed. All surrender work as described herein shall be performed by Tenant at its sole cost and expense and Tenant shall repair any damage to the Building caused by such work and return the affected portion of the Building to a good and tenantable condition.

All Magnahelix pressure gauges to remain.

All tenant owned Furniture, Fixtures and Equipment (FF&E) shall be removed from the Premises and any resulting damage to walls shall be patched and painted. Any damaged ceiling tiles shall be replaced with like kind and quality. Any damaged areas of welded sheet vinyl flooring shall be patched by a flooring contractor reasonably acceptable to Landlord.

Roof- Mounted Equipment
Remove dust collector. Patch and repair roofing
Safe off all electrical and utilities
Air compressor and associated piping to remain

Ante-Room
Coat hooks to remain
Eye protection glasses box to remain
Wall mounted fire extinguishers to remain

Lab 113
If Tenant desires, the following items of Tenant FF&E may remain:

•	Wall mounted clock/thermometers

•	Bullet shaped waste bin after decontamination

Laborator Open Work Area
All work benches and wall cabinets to remain
Remove all labels from drawers and wall cabinets
Confirm purpose of remote start/stop switch on wall – if connected to Tenant owned     equipment, remove (with all wiring) and patch/paint wall. If connected to air     compressor, switch can remain.

1862335.6    C-1

If Tenant desires, the following items of Tenant FF&E may remain:
•Two wall mounted clock/thermometers
•Stainless steel waste bin after decontamination
•Two maroon rolling laboratory chairs
•Bulletin Board
•White Board

Lab 114
Sink to remain
Barnstead water treatment unit to remain
Soap dispenser and paper towel dispenser to remain
Tenant to remove all FF&E
If Tenant desires, the following items of Tenant FF&E may remain:
•GE Nautilus dishwasher after decontamination
•“Bullet” trash can after decontamination
•Glassware drying rack after decontamination
•Wall-mounted Spillsolv chemical spill kit

Lab 116
Remove cage/gate and repair flooring per General Comments above.
Remove safe
Remove alarm system with all wiring

Lab 117
Remove Nederman snorkels and boxes, demolish all ducting all the way to the roof
Repair walls and ceiling tiles per General Comments above.
Remove exhaust piping to Pill Press
Remove TV monitor, paint and patch walls
Remove all cabling

If Tenant desires, the following item of Tenant FF&E may remain:
•Wall mounted clock / thermometer
•Stainless steel rolling table after decontamination
•Stainless steel trash can after decontamination

Lab 118
Remove Nederman snorkels and boxes, demolish all ducting all the way to the roof
Repair walls and ceiling tiles per General Comments above.
Remove ceiling mounted stainless steel duct hood and replace ceiling tiles and wall as     necessary
If Tenant desires, the following item of Tenant FF&E may remain:
•Wall mounted clock

1862335.6    C-2

Process Lab
Remove Nederman snorkels and boxes, demolish all ducting all the way to the roof
Repair walls and ceiling tiles per General Comments above.
All maroon casework, sink, wall cabinets to remain per General Comments above.
Tenant to remove FF&E, including coating machine
Compressed air outlet to remain in place
Exhaust duct to be disconnected from wall, wall patched and painted and repair
Confirm purpose of remote start/stop switch on wall – if connected to coating machine,     remove (with all wiring) and patch/paint wall. If connected to air compressor, the switch     can remain.

If Tenant desires, the following items of Tenant FF&E may remain:
•Wall clock/thermometer
•Two stainless steel waste bins after decontamination
•Two maroon rolling laboratory chairs

Lab 120
All maroon casework to remain per General Comments above.
If Tenant desires, the following items of Tenant FF&E may remain:
•Labconco flask scrubber under-counter glass washer complete with all manuals,
•Wall-Mounted Spillsolv chemical treatment kit
•Barnstead Easypure RODI unit complete with manual
•Wall mounted whiteboard, paper towel dispenser, soap dispenser
•United stainless steel trash can after decontamination
•Wall mounted fire extinguisher
•Two maroon rolling laboratory chairs

Lab 121
Remove all tenant FF&E including dehumidification equipment, Barnstead Diamond RO     unit, plywood back-board
Water outlet to remain in place
Adjust outlet on back-board to be flush with sheet rock walls
Patch and repair walls. Paint rear wall from corner to corner once backboard removed
Replace any ceiling tiles that have been drilled or damaged.
Remove all small bore plastic piping and clips plus wiring for the stability chamber alarm     systems

1862335.6    C-3

ADDENDUM TO THIRD AMENDMENT
DATED MARCH 6, 2013
BETWEEN
POINT RICHMOND R&D ASSOCIATES
AND
TRANSCEPT PHARMACEUTICALS, INC.
This Addendum is attached to and forms a part of that certain Third Amendment to Lease dated March 6, 2013, by and between Point Richmond R&D Associates, a California limited partnership (“Landlord”), and Transcept Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), for premises located in the building located at 1003 West Cutting Boulevard, Richmond, California. Words and terms that are defined in the Third Amendment shall have the same meaning in this Addendum as the meaning provided in the Third Amendment. As used in this Addendum, all references to "the Lease" or "this Lease" shall be deemed to refer to the Existing Lease (as defined in the Third Amendment), as modified by the Third Amendment.
1.    Extension Options. Subject to the terms hereof, Tenant shall have the option, but no the obligation, (the “Extension Option”) to elect to exercise any single one of the following extension options, provided that Tenant exercise such Extension Option by written notice delivered to Landlord no later than November 30, 2013 (“Extension Notice”), which Extension Notice shall identify which of the following three (3) options Tenant has elected to exercise:
(a)    Tenant may elect to extend the Term as to Suite 110 for an additional sixty (60) months commencing June 1, 2014. During such extended Term, (i) Base Rent (structured as per the Third Amendment to Lease) for the Premises (i.e., Suite 110) shall be payable at the initial monthly rate of $1.93 per rentable square foot (for the lease year beginning June 1, 2014 and ending May 31, 2015), with three percent (3%) annual escalations, and (ii) the Base Year shall be the calendar year 2014; or
(b)    Subject to Suite 130 then being available for lease, Tenant may elect to expand the Premises to include Suite 130 and extend the Term for an additional sixty (60) month period, commencing June 1, 2014 (unless agreed upon by the parties to be prior to such date). During such extended Term, (i) Base Rent (structured as per the Third Amendment to Lease) for the Premises (i.e., Suite 110 and Suite 130) shall be payable at the initial monthly rate of $1.93 per rentable square foot (for the lease year beginning June 1, 2014 and ending May 31, 2015), with three percent (3%) annual escalations, (ii) the Base Year shall be the calendar year 2014, and (iii) the Security Deposit shall be increased to an amount equal to $28,251.34. For purposes of this Extension Option the Suite 130 shall not be considered available if Landlord has leased, or committed to Lease, Suite 130 (subject to Landlord’s compliance with the provisions of Section 3 below and Tenant’s rejection or deemed rejection of its Right of First Refusal). Landlord and Tenant acknowledge that Suite 130 is not separately metered for electricity, and the electricity used by Tenant in Suite 130 shall be paid for by Tenant by separate charge (based upon the electricity used as reasonably estimated or allocated by Landlord ) payable by Tenant to Landlord within fifteen (15) days after billing by Landlord. For the avoidance of doubt, this option (b) shall not be available if Tenant has exercised its Right of First Refusal as provided below or if Landlord has leased Suite 130 following Landlord’s compliance

Addendum, Page 1
1862335.6

with the provisions of Section 3 below and Tenant’s rejection (or deemed rejection) of its Right of First Refusal; or
(c)    Tenant may elect to extend the Term as to Suite 110 for an additional twelve (12) months commencing June 1, 2014. During such extended Term, (i) Base Rent for the Premises (i.e., Suite 110) shall be payable at the monthly rate of $2.16 per rentable square foot, and (ii) the Base Year shall be the calendar year 2014.
Tenant’s right to exercise any Extension Option is expressly conditioned upon Tenant not being in Default.
2.    Right Of First Offer.
(a)    Subject to the terms hereof, Tenant shall have the right of first offer (the “Right of First Offer”) during the Term to lease the space containing approximately 6,124 rentable square feet and located at 1001 West Cutting Boulevard, Suite 100, (the "First Offer Space") when and if the First Offer Space becomes vacant and available to lease to third parties during the Term; provided, however, that such right shall not be applicable (i) to a renewal, extension, expansion, assignment or sublease of any then existing lease of the First Offer Space, or any lease of the First Offer Space by the State of California, (ii) if Tenant has assigned the Lease or sublet or otherwise afforded any other party, whether by license or other arrangement, to use any portion of the Premises other than a Permitted Transfer, or (iii) if Tenant is not in occupancy and actively conducting business in all of the Premises. The Right of First Offer is personal to Tenant and may not be exercised by any sublessee or assignee, or by any other successor or assign, of Tenant, other than as the result of a Permitted Transfer. The Right of First Offer shall be effective only if Tenant is not in Default under this Lease.
(b)    In the event that Landlord elects to market or offer to the public for lease the First Offer Space, or if Landlord otherwise determines that the First Offer Space will become vacant and available for lease within the following six (6) months, then Landlord shall notify Tenant in writing of the terms and conditions upon which Landlord would be willing to lease the First Offer Space to Tenant (a “First Offer Space Availability Notice”). Tenant shall thereafter have the right to lease the First Offer Space on the terms and conditions specified in the First Offer Space Availability Notice by written notice (a “First Offer Notice”) to Landlord given not later than ten (10) business days after Tenant’s receipt of the First Offer Space Availability Notice. If Tenant fails to deliver a First Offer Notice to Landlord on a timely basis as provided in the preceding sentence, then Tenant shall be deemed to have elected not to exercise the Right of First Offer. Landlord agrees that it will not enter into a lease with a third party for the First Offer Space prior to the expiration of such ten (10) business day period.
(c)    In the event Tenant fails to exercise its Right of First Offer in a timely manner as provided herein, the Right of First Offer shall lapse and Landlord shall thereafter have the right to lease the First Offer Space to any party or parties on terms deemed acceptable to Landlord in its sole and absolute discretion. If Tenant validly exercises the Right of First Offer, then (1) Tenant’s lease of the First Offer Space shall commence on a date (a “First Offer Commencement Date”) specified in the First Offer Space Availability Notice, (2) the First Offer

Addendum, Page 2
1862335.6

Space shall be leased to Tenant upon the terms and conditions set forth in the First Offer Space Availability Notice.
3.    Right of First Refusal
(a)    Subject to the terms hereof, Tenant shall have an ongoing right of first refusal (the “Right of First Refusal”) during the Term (as the same may be extended pursuant hereto) to lease Suite 130. The Right of First Refusal is personal to Tenant and may not be exercised by any sublessee or assignee, or by any other successor or assign, of Tenant, in each case other than as the result of a Permitted Transfer. The Right of First Refusal shall be effective only if Tenant is not in Default under this Lease.
(b)    In the event that Landlord receives a bona fide offer from a third party (an “Offer”) to lease Suite 130, Landlord shall notify Tenant in writing of the terms and conditions of such Offer, including, without limitation the use of any furniture, fixtures or equipment (each such written notice being herein referred to as a “First Refusal Space Availability Notice”). Tenant shall thereafter have the right to lease Suite 130 on the terms and conditions specified in the First Refusal Space Availability Notice by written notice (a “First Refusal Acceptance Notice”) to Landlord given not later than five (5) business days after Tenant’s receipt of the First Refusal Space Availability Notice. If Tenant fails to deliver a First Refusal Acceptance Notice to Landlord on a timely basis as provided in the preceding sentence (time being of the essence), then Tenant shall be deemed to have elected not to exercise the Right of First Refusal.
(c)    In the event Tenant fails to exercise its Right of First Refusal in a timely manner as provided herein, the Right of First Refusal shall lapse and Landlord shall thereafter have the right to lease Suite 130 to any party or parties on terms deemed acceptable to Landlord in its sole and absolute discretion; provided, however, if Landlord elects to lease Suite 130 to another party on terms which are substantially more favorable to such other party than the terms set forth in the First Refusal Space Availability Notice, then Landlord must first re-offer such First Refusal Space to Tenant. If Landlord re-offers the First Refusal Space to Tenant on such more favorable terms, then Tenant shall accept, if at all, within five (5) business days of any such re-offering. For purposes hereof, another lease shall be substantially more favorable than the offer set forth in the First Refusal Space Availability Notice if the net effective rent in such other lease is more than five percent (5%) lower than the net effective rent in the offer set forth in the First Refusal Space Availability Notice.
(d)    If Tenant validly exercises such Right of First Refusal, then (i) Tenant’s lease of the applicable First Refusal Space shall commence on a date (a “First Refusal Commencement Date”) specified in the First Refusal Space Availability Notice, (ii) Suite 130 shall be leased to Tenant upon the terms and conditions set forth in the applicable First Refusal Space Availability Notice (including, without limitation the use of any furniture, fixtures or equipment as may be provided in such First Refusal Space Availability Notice) and otherwise on the terms and conditions of this Lease, (iii) Tenant’s Share shall be increased based on the additional square footage of Suite 130 and Tenant’s parking rights shall be increased by an additional nine (9) parking spaces, and (iv) Suite 130 shall be delivered to Tenant in its “AS‑IS” condition on the First Refusal Commencement Date, Tenant acknowledging and agreeing that Landlord shall have no obligation

Addendum, Page 3
1862335.6

to improve, remodel or otherwise alter Suite 130 prior to or after the First Refusal Commencement Date, except to the extent expressly provided in the First Refusal Space Availability Notice. If Tenant exercises its Right of First Refusal, the parties shall enter into an amendment to this Lease reflecting the lease by Tenant of the applicable First Refusal Space.
4.    Tech Center II Availability Notices. For so long as Point Richmond Tech Center II (“Tech Center II”) is owned by an affiliate of Landlord, Tenant may, from time to time, request in writing (“Tenant’s Vacancy Request”) that Landlord notify Tenant of any expected vacancies of leasable space in Tech Center II that Landlord anticipates may be available for lease to Tenant in the following twelve (12) month period. Within thirty (30) days following its receipt of Tenant’s Vacancy Request, Landlord, as a courtesy only, shall in good faith inform Tenant in writing which space in Tech Center II, if any, Landlord anticipates may become available for lease by Tenant in the following twelve month period (the “List of Potential Space”). Landlord shall not be deemed to be in default or breach, or otherwise be liable to Tenant, in the event Landlord fails to provide a List of Potential Space to Tenant. Further, Tenant hereby acknowledges and agrees that Tenant has no right of first offer, refusal and/or any other rights or option on space in Tech Center II and, in addition, that Landlord has no obligation to lease any space on a List of Potential Space to Tenant.
5.    Potential Alterations.
(a)    Subject to the terms hereof, provided Tenant has exercised an Extension Option as provided in Section 1 above, then Tenant shall have the right, at Tenant’s sole cost and expense, and subject to Tenant’s full compliance with the terms and conditions of Article 9 of the Existing Lease, (including, without limitation, the review and approval by Landlord of detailed plans and specifications and the approval by Landlord of Tenant’s contractor) to perform the Tenant Alterations as generally described on Schedule 1 to this Addendum (the “Potential Alterations”). In the event Landlord desires to save any of the laboratory improvements that are to be removed from the Premises in connection with the construction of the Potential Alterations, then Landlord may remove such laboratory improvements at Tenant's sole cost and expense. The cost of such removal and relocation to a location immediately outside of the Building shall be payable by Tenant within ten (10) days of Landlord’s demand (subject to Tenant’s use of the Alterations Loan as provided below); provided, however Landlord shall be responsible for any costs associated with moving such items from the Project to off-site storage.
(b)    Tenant shall have the right, but not the obligation, to request upon no less than six (6) months prior written notice to Landlord, and provided further that no fewer than thirty (30) months remain on the then existing Term, that Landlord perform the Potential Alterations on Tenant's behalf. If requested, any such construction by Landlord shall be subject to Landlord's reasonable terms and conditions, including without limitation Tenant agreement to cooperate with Landlord and take all actions reasonably required by Landlord to facilitate the completion of Potential Alterations. Tenant understands and agrees that, in connection with Landlord's construction of the Potential Alterations, Tenant may be required to move personal property located within portions of the Premises and/or to vacate portions of the Premises from time to time during construction of the Potential Alterations. Tenant also acknowledges that during construction of the

Addendum, Page 4
1862335.6

Potential Alterations that the areas of the Premises then being occupied by Tenant will not be separated from the work being performed by Landlord and Landlord’s contractors and that, as a result of Landlord’s construction of the Potential Alterations, there may be construction noise, dust and related inconveniences to Tenant’s use of the Premises.
(c)    In the event the Potential Alterations are constructed by Landlord as provided above, Tenant acknowledges and agrees that it shall be responsible for payment of all hard and soft costs incurred by Landlord in connection with the Potential Alterations and shall pay such amounts to Landlord within ten (10) days after request from Landlord. Notwithstanding the foregoing, provided that at least twenty-four (24) full months remain on the Term, if requested by Tenant, Landlord agrees to provide to Tenant a loan for total amount incurred by Landlord in connection with the Potential Alterations (an “Alterations Loan”) which shall be repayable by Tenant to Landlord in substantially equal self-amortizing installments over the then remaining Term of the Lease, together with interest on the balance outstanding from time to time at a rate equal to Landlord's cost of funds plus three percent (3%) per annum. In such event, promptly following the completion of the Potential Alterations and the calculation of the actual Alterations Loan, Landlord and Tenant shall execute an Alterations Amortization Memorandum setting forth the payment schedule for the remainder of the Term. Notwithstanding anything in the Lease to the contrary, in the event the Lease shall terminate for any reason prior to repayment in full of the Alterations Loan, then the Alterations Loan and all accrued and unpaid interest thereon shall immediately become due and payable in full.
(d)    Landlord agrees that Tenant shall be entitled to surrender the Premises at the expiration or earlier termination of this Lease with the Potential Alterations in place and without the obligation by Tenant to remove the Potential Alterations. Any removal of the Potential Alterations by Tenant shall be conditioned upon Tenant repairing any damage caused by such removal and restoring the Premises to the improved condition as existed prior to the installation of the Potential Alterations.
6.    Non-Disturbance. Provided Tenant has exercised an Extension Option as provided in Section 1 above, Landlord will use its best efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s Mortgagee on a commercially reasonable form of agreement. “Best efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.
7.    Renewal Option.
(a)    Provided Tenant has exercised an Extension Option as provided in Section 1 above, then Tenant shall have one (1) option to renew the Term (“Renewal Option”) for the entirety of the Premises for a period of five (5) years (“Option Term”), commencing immediately after the expiration of the Term, as extended pursuant to Section 1 of this Addendum. The Renewal Option shall be upon the terms and conditions contained in the Lease, except that the initial Monthly Base Rent for the Premises during the Option Term shall be equal

Addendum, Page 5
1862335.6

to 95% of the “fair market rent” for the Premises as of the commencement of the Option Term (i.e., the rate that a willing, comparable, new (i.e., non-renewal), non-equity tenant would pay, and that a willing landlord of comparable office space in Richmond, California would accept at arms’ length), determined in the manner set forth in subparagraph (b) below. The fair market rent shall not take into account any Tenant Additions paid for by Tenant without reimbursement from Landlord. Tenant’s election to exercise the Renewal Option (“Tenant’s Renewal Notice”) must be given to Landlord in writing not less than six (6) months prior to the expiration of the Term. Notwithstanding anything to the contrary contained herein, the Renewal Option exercised by Tenant shall, at Landlord’s option, be null and void and of no further force or effect if Tenant is in Default under the Lease as of the date of Tenant’s Renewal Notice.
(b)    If Tenant properly exercises the Renewal Option, the Base Year applicable during the Option Term shall reset to be the calendar year in which the Option Term commences and the initial Monthly Base Rent during the Option Term shall be determined in the following manner. Landlord shall advise Tenant in writing of Landlord’s good faith, reasonable determination of the fair market rent (based on the definition of fair market rental set forth above) for the Premises as of the commencement of the Option Term (“Landlord’s Fair Market Proposal”) no less than ninety (90) days prior to the commencement of the Option Term, provided Landlord’s notification to Tenant of Landlord’s Fair Market Proposal shall specifically state that Tenant shall have fifteen (15) days after receipt of Landlord’s Fair Market Proposal within which to approve or disapprove Landlord’s Fair Market Proposal. If Tenant does not disapprove in writing Landlord’s Fair Market Proposal within fifteen (15) days after receipt of Landlord’s Fair Market Proposal, Landlord’s Fair Market Proposal shall be deemed disapproved. In the event Tenant disapproves in writing (or is deemed to have disapproved) Landlord’s Fair Market Proposal, Landlord and Tenant shall attempt in good faith to agree upon the fair market rent within twenty (20) days of Tenant’s notice of or deemed disapproval. If after such twenty (20) day period, Landlord and Tenant have not agreed in writing as to the fair market rent, the parties shall determine the fair market rent in accordance with the procedure set forth below.
(i)    Within five (5) days after the expiration of such twenty (20) day period, Tenant shall notify Landlord of the name and address of the broker appointed to represent Tenant (“Tenant’s Broker”). Tenant’s Broker shall be licensed in the State of California, engaged in the brokerage business in the San Francisco-East Bay commercial real estate market for at least the immediately preceding five (5) years, and familiar with the office and laboratory market in the cities of Point Richmond, Berkeley and Emeryville, California. Within ten (10) days of the appointment of Tenant’s Broker’s, Tenant shall advise Landlord in writing of Tenant’s Broker’s good faith, reasonable determination of the fair market rent for the Premises as of the commencement of the Option Term (“Tenant’s Broker’s Fair Market Proposal”). Landlord shall have ten (10) days after receipt of Tenant’s Broker’s Fair Market Proposal within which to approve or disapprove Tenant’s Broker’s Fair Market Proposal. If Landlord does not disapprove in writing Tenant’s Fair Market Proposal within ten (10) days after receipt of Tenant’s Fair Market Proposal, Tenant’s Fair Market Proposal shall be deemed disapproved. In the event Landlord disapproves in writing (or is deemed to have disapproved) Tenant’s Broker’s Fair Market Proposal, Landlord and Tenant shall attempt in good faith to agree upon the fair market rent within ten (10) days of Landlord’s notice of disapproval or deemed disapproval. If after

Addendum, Page 6
1862335.6

such ten (10) day period, Landlord and Tenant have not agreed in writing as to the fair market rent, the parties shall determine the fair market rent in accordance with the procedure set forth below.
(ii)    If Landlord and Tenant are unable to agree upon the fair market rent within such ten (10) day period, Landlord and Tenant shall, within five (5) days thereafter, appoint a second broker meeting the qualifications set forth above with the added qualification that such second broker shall not have previously acted for either Landlord or Tenant. Within five (5) days following the appointment of the second broker, the second broker shall deliver his or her written determination of the fair market rent to Landlord and Tenant. If the second broker’s determination of fair market rent falls between Landlord’s Fair Market Proposal and Tenant’s Broker’s Fair Market Proposal, the second broker’s determination shall be deemed to be the fair market rent for purposes of determining the initial Monthly Base Rent for the Premises for the Option Term. If the second broker’s determination falls outside of Landlord’s Fair Market Proposal and Tenant’s Broker’s Fair Market Proposal, whichever of Landlord’s Fair Market Proposal and Tenant’s Broker’s Fair Market Proposal most closely reflects the fair market rent as determined by the second broker shall be deemed to be the fair market rent for purposes of determining the initial Monthly Base Rent for the Premises for the Option Term, and such determination shall be binding on both Landlord and Tenant. Tenant shall pay all costs, commissions and fees of Tenant’s Broker in connection with such determination of the fair market rent. The costs and fees of the second broker shall be paid one-half by Landlord and one-half by Tenant.
(c)    If the amount of the fair market rent has not been determined in accordance with this Section 7 as of the commencement of the Option Term, then Tenant shall continue to pay the Monthly Base Rent in effect at the expiration of the Term, until the amount of the fair market rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord within twenty (20) days after such determination.
(d)    The Monthly Base Rent payable hereunder during the Option Term shall be increased by three percent (3%) on each anniversary of the commencement date of the Option Term.

Addendum, Page 7
1862335.6

SCHEDULE 1 TO ADDENDUM
Potential Alterations

HARLEY ELLIS DEVEREAUX

Project Name: 1003 WEST CUTTING BLVD. POINT RICHMOND, CA 94804

PLAN A

360 17th Street Suite 210
Oakland, CA 94612
510.268.3800 Fax 510.268.3820
harleyellisdevereaux.com

Copyright © 2012

Project #: 1013.02 Date:10/30/2012 Drawing Number-

SUITE 110
SUITE 130
(E) LAB STORAGE
(E) LAB INCUBATOR ROOM
(E) ANALYTICAL LAB
(E) DRY LAB
(N) CUBE
(N) CUBE
(E) WAR ROOM
(N) CUBE
(N) OFFICE
(N) OFFICE
4
5
6
7
A
B
C
D
N
0 4 8 16 32

FIRST FLOOR PLAN
SCALE:NTS

PLAN A SUITE #130:

1. CONSTRUCT 2 NEW OFFICES & 1 CUBE IN SUITE 130
2. ELIMINATE PROCESS LAB & INCORPORATE INTO SUITE 130
3. CONVERT PREVIOUS PROCESS LAB INTO OFFICE SPACE WITH TWO CUBES AND MAINTAIN DOOR.

NOTE
REQUIRES TENANT TO LEASE SUITE 130 IN ADDITION TO SUITE 110

KEY PLAN
SCALE:NTS

Schedule 1 to Addendum, Page 1
1862335.6

HARLEY ELLIS DEVEREAUX

Project Name: 1003 WEST CUTTING BLVD. POINT RICHMOND, CA 94804

NOTE

THIS AREA MAY BE MODIFIED TO OFFICE AND/OR CONFERENCE ROOM HOWEVER THE DEMISING WALL WITH SUITE 130 MAY ONLY BE REMOVED IF TENANT LEASES SUITE 130 IN ADDITION TO SUITE 110

PLAN B

360 17th Street Suite 210
Oakland, CA 94612
510.268.3800 Fax 510.268.3820
harleyellisdevereaux.com

Copyright © 2012

Project #: 1013.02 Date:10/30/2012 Drawing Number-

4
5
6
7
A
B
C
D
(N) OFFICE
(N) OFFICE
(E) ANALYTICAL LAB
(N) CONFERENCE ROOM
SUITE 110
(N) CUBE
(N) CUBE
(E) WAR ROOM
CUBE
OFFICE
OFFICE
SUITE 130

THIS AREA MAY BE MODIFIED TO CUBICLE SPACE AS DEPICTED ON PLAN E

FIRST FLOOR PLAN
SCALE:NTS

0 4 8 16 32

PLAN B SUITE #110:

1. CONVERT LAB STORAGE ROOM & LAB INCUBATOR ROOM INTO OFFICES. MOVE DOOR ON INCUBATOR ROOM.
2. REMOVE SECURITY DOOR TO LAB AREA AND CARPET NEW OFFICE AND HALL UP TO EMERGENCY EXIT.
3. CONVERT DRY LAB ROOM INTO CONFERENCE ROOM.

NOTE

MODIFICATIONS IN SUITE 130 MAY ONLY OCCUR IF TENANT LEASES SUITE 130 IN ADDITION TO SUITE 110

KEY PLAN
SCALE:NTS

Schedule 1 to Addendum, Page 2
1862335.6

HARLEY ELLIS DEVEREAUX

Project Name: 1003 WEST CUTTING BLVD. POINT RICHMOND, CA 94804

PLAN E

360 17th Street Suite 210
Oakland, CA 94612
510.268.3800 Fax 510.268.3820
harleyellisdevereaux.com

Copyright © 2012

Project #: 1013.02 Date:10/30/2012 Drawing Number-

4
5
6
7
A
B
C
D
(E) OFFICE
(E) OFFICE
(N) OFFICE
(N) CONFERENCE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(N) OFFICE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(N) CUBE
(E) OFFICE
(E) OFFICE
N
0 4 8 16 32

FIRST FLOOR PLAN
SCALE:NTS

PLAN E COMBINE SUITE #110 & #130:

1. SUITES 110 &130 CONNECTED
2. REMOVE ANALYTICAL LAB
3. 2 NEW OFFICES AND NEW CONFERENCE ROOM

NOTE

MAY ONLY OCCUR IF TENANT LEASES SUITE 130 IN ADDITION TO SUITE 110

KEY PLAN
SCALE:NTS

Schedule 1 to Addendum, Page 3
1862335.6